UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COMMISSION FILE NUMBER: 33-24108D

XRAYMEDIA, INC.

(EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

MINNESOTA                                  41-0951123

(STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER I.D. NUMBER)
INCORPORATION OR ORGANIZATION)

555 BURRARD STREET, SUITE 900, VANCOUVER, B. C., CANADA V7X 1M9

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

(888) 777-0658

(ISSUER'S TELEPHONE NUMBER)

CONSULTANT
COMPENSATION PLAN

(FULL TITLE OF THE PLAN)

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RAYMOND C. DABNEY, CHAIRMAN
555 BURRARD STREET, SUITE 900, VANCOUVER, B. C., CANADA V7X 1M9

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(888) 777-0658

(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
COMMON STOCK, .001 PAR VALUE	54,100,000	$ .06	$3,006,000	$ 276.55

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

(A) GENERAL PLAN INFORMATION

(1) THE PLAN IS TO BE ENTITLED "CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY XRAYMEDIA, INC. (HEREINAFTER "REGISTRANT").

(2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING CONSULTANT FOR SERVICES RENDERED TO REGISTRANT, NONE OF WHICH SERVICES RELATE TO THE OFFER OR
SALE OF SECURITIES IN A CAPITAL RAISING TRANSACTION OR THE DIRECT OR INDIRECT PROMOTION OR MAINTENANCE OF A MARKET FOR THE REGISTRANT’S SECURITIES:

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A) MICHAEL J. MORRISON                              5,000,000 SHARES
1495 RIDGEVIEW DRIVE, SUITE 220
RENO, NV 89509

SERVICES PROVIDED INCLUDED GENERAL CORPORATE LEGAL SERVICES, NEGOTIATION AND PREPARATION OF CONTRACTS AND DOCUMENTS, AND SECURITIES COUNSELLING, INCLUDING ASSISTANCE IN PREPARATION OF SEC FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

THE LEGAL SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

B. NORM ALVIS                             1,350,000 SHARES
1006 - 4TH STREET
SACRAMENTO, CA 95814

SERVICES PROVIDED INCLUDED SERVICES RELATED TO CONTRACT MANAGEMENT.

THE MANAGEMENT SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

C. BORIS REITMAN                              3,000,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED COMPUTER PROGRAMMING AND RELATED TECHNICAL SERVICES.

THE TECHNICAL SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

D. WINDY JONES                            500,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED SERVICES RELATED TO ARTWORK AND TECHNICAL DESIGN.

THE SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

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E. BETTY URQUIDI                                500,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED SERVICES RELATED TO ARTWORK AND TECHNICAL DESIGN.

THE SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

F. DAVID STEWART                                500,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED BOOKKEEPING AND ACCOUNTING SERVICES.

THE ACCOUNTING SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

G. SAM MAH                                  500,000 SHARES
 SUITE 1850, 1066 WEST HASTINGS STREET
 VANCOUVER, BC, V6E 3X2

SERVICES PROVIDED INCLUDED BOOKKEEPING AND ACCOUNTING SERVICES.

THE ACCOUNTING SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

H. RENARD WIGGINS                              7,500,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED SERVICES RELATED TO MANAGEMENT OF MEDIA AND ENTERTAINMENT CONTRACTS AND RELATIONSHIPS.

THE MANAGEMENT SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

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I. JACK TANG                                3,000,000 SHARES
 1201-438 SEYMOUR ST.
VANCOUVER, BC  V6B 4N5

SERVICES PROVIDED INCLUDED SERVICES RELATED TO MANAGEMENT OF SALES AND BUSINESS RELATIONSHIPS, AND RELATED TECHNOLOGY.

THE SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

J. CINDY ARCHER                              250,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED SERVICES RELATED TO MANAGEMENT OF CLIENT AND BUSINESS RELATIONSHIPS, AND RELATED MANAGEMENT ACTIVITIES.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

K. ADAM MYERS                              250,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED RELATED TO MANAGEMENT OF COMPANY SOFTWARE AND TECHNOLOGY USED IN THE COMPANY’S BUSINESS OPERATIONS, AND RELATED TECHNOLOGY.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

L. ALEXANDRE KHODYREV                                250,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED RELATED TO MANAGEMENT OF COMPANY SOFTWARE AND TECHNOLOGY USED IN THE COMPANY’S BUSINESS OPERATIONS, AND RELATED TECHNOLOGY.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

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M. KELLY TRICKETT                                 250,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED SERVICES RELATED TO MANAGEMENT OF SALES AND BUSINESS RELATIONSHIPS, AND RELATED TECHNOLOGY.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

N. MARINA LANDENBERG                                150,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED INCLUDED SERVICES RELATED TO MANAGEMENT OF SALES AND BUSINESS RELATIONSHIPS, AND RELATED TECHNOLOGY.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

O. STEPHEN KIM                                 50,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED RELATED TO SOFTWARE PROGRAMMING AND TECHNOLOGY USED IN THE COMPANY’S BUSINESS OPERATIONS, AND RELATED TECHNOLOGY.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

P. DAVID SIMONOV                                    50,000 SHARES
SUITE 1560, 555 WEST HASTINGS STREET
VANCOUVER, BC, V6B 4N6

SERVICES PROVIDED RELATED TO SOFTWARE PROGRAMMING AND TECHNOLOGY USED IN THE COMPANY’S BUSINESS OPERATIONS, AND RELATED TECHNOLOGY.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

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Q. LUCKY JANDA                                20,000,000 SHARES
 11631 BLUNDELL ST.
RICHMOND, BC  V6Y 1L4

SERVICES PROVIDED INCLUDED GENERAL CORPORATE LEGAL SERVICES UNDER CANADIAN LAW, NEGOTIATIONS AND MANAGEMENT SERVICES.

THE SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

R. CHAND JAGPAL                                    1,000,000 SHARES
SUITE 900, 555 BURRARD STREET
VANCOUVER, BC, V7X 1M9

SERVICES PROVIDED INCLUDED REAL ESTATE AND PROPERTY MANAGEMENT.

THE SERVICES CONTEMPLATED UNDER THE PLAN HAVE BEEN FULLY PERFORMED.

S.  RYAN KAVANAUGH                                10,000,000 SHARES
8899 BEVERLY BOULEVARD, SUITE 510
WEST HOLLYWOOD, CA 90048

SERVICES PROVIDED INCLUDED SERVICES RELATED TO MANAGEMENT OF MEDIA AND ENTERTAINMENT CONTRACTS AND RELATIONSHIPS.

THE MANAGEMENT SERVICES CONTEMPLATED UNDER THE PLAN ARE TO BE FULLY PERFORMED FOR THE YEAR ENDING 2004.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4) CONTACT INFORMATION: RAYMOND C. DABNEY, CHAIRMAN
555 BURRARD STREET, SUITE 900, VANCOUVER, B. C., CANADA V7X 1M9 ;
TELEPHONE: (888) 777-0658.

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(B) SECURITIES TO BE OFFERED

(1) A TOTAL OF 54,100,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE OFFERED.

(2) NOT APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANTS LISTED IN NO. 2 ABOVE ARE THE ONLY ELIGIBLE PARTICIPANTS IN THIS PLAN.

(D) PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED:

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(1) CONSULTANTS SHALL HAVE SHARES ISSUED TO THEM AS FULL CONSIDERATION FOR THE REFERENCED SERVICES.

(2) CONSULTANTS SHALL BE DEEMED TO HAVE PAID IN FULL FOR THE SHARES AS COMPENSATION FOR THE SERVICES UNDER REGISTRANT'S CONSULTING SERVICES PLAN.

(3) CONSULTANTS ARE PERMITTED TO RECEIVE A TOTAL OF 54,100,000 SHARES, IN THE AGGREGATE.

(4) NOT APPLICABLE

(5) NOT APPLICABLE

(6) THE SECURITIES WILL BE ISSUED DIRECTLY FROM REGISTRANT'S TREASURY; NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

(E) RESALE RESTRICTIONS: NO RESTRICTIONS ON RESALE ARE CURRENTLY CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANT WILL REALIZE INCOME WHEN HE RECEIVES THE SHARES, BASED ON HIS AGREEMENT WITH REGISTRANT, AND MAY REALIZE A GAIN WHEN HE SELLS THE SHARES, BASED ON THE SALE PRICE HE RECEIVES VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A)
OF THE INTERNAL REVENUE CODE.

(G) INVESTMENT OF FUNDS: THERE WILL BE NO FUNDS RECEIVED.

(H) WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

(1) NO WITHDRAWAL OR TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

(2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF CONSULTANT(S) CHOOSE TO ASSIGN THEIR RESPECTIVE INTEREST TO A THIRD PARTY.

(3) NOT APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J) CHARGES, DEDUCTIONS AND LIENS THEREOF

(1) THERE ARE NO CHARGES OR DEDUCTIONS CURRENTLY CONTEMPLATED.

(2) THERE ARE NO LIENS CURRENTLY CONTEMPLATED.

(3) NOT APPLICABLE

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ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO CONSULTANTS UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 2003 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING MARCH 31, 2004, JUNE 30, 2004 AND SEPTEMBER 30, 2003, ARE HEREBY INCORPORATED BY REFERENCE.

(C) NOT APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM 4. DESCRIPTION OF SECURITIES

NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

REGISTRANT’S COUNSEL, MICHAEL J. MORRISON, 1495 RIDGEVIEW DRIVE, SUITE 220, RENO, NV 89509, IS RECEIVING 5,000,000 SHARES UNDER THIS REGISTRATION, PURSUANT TO AN ENGAGEMENT FOR THE SERVICES OF MR. MORRISON. SERVICES WERE PERFORMED IN 2004, IN CONSIDERATION OF THESE SHARES. THE PRICE PER SHARE WAS DETERMINED BY THE FAIR MARKET VALUE SHARE PRICE FOR THE REGISTRANT’S SHARES AT OR ABOUT THE TIME OF ISSUANCE. THERE ARE NO OTHER RELEVANT INTERESTS OF EXPERTS OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

REGISTRANT'S CHARTER GENERALLY INDEMNIFIES A DIRECTOR OR AN OFFICER AGAINST LIABILITY WHICH HE/SHE INCURS IN HIS/HER CAPACITY.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM 8. EXHIBITS

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT 15 - LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL (SEE EXHIBITS 5 AND 15)

EXHIBITS 31 & 32 -  CERTIFICATION UNDER SARBANES-OXLEY ACT

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ITEM 9. UNDERTAKINGS

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED
IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF VANCOUVER, CANADA, ON OCTOBER 27, 2004.

XRAYMEDIA, INC.
A
MINNESOTA CORPORATION

BY: /S/RAYMOND C. DABNEY
RAYMOND C. DABNEY
CHAIRMAN OF THE BOARD

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE
INDICATED.

/S/RAYMOND C. DABNEY
RAYMOND C. DABNEY
CHAIRMAN OF THE BOARD

DATE: OCTOBER 27, 2004

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Exhibit 31

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CERTIFICATION

I, RAYMOND DABNEY, PRESIDENT OF XRAYMEDIA, INC., CERTIFY THAT:

1. I HAVE REVIEWED THIS FORM S-8 OF XRAYMEDI, INC.;

2. BASED ON MY KNOWLEDGE, THIS FORM S-8 DOES NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH SUCH STATEMENTS WERE MADE, NOT MISLEADING WITH RESPECT TO THE PERIODS REFERENCED IN THIS FORM S-8;

3. BASED ON MY KNOWLEDGE, THE FINANCIAL STATEMENTS, AND OTHER FINANCIAL INFORMATION REFERENCED IN THIS FORM S-8, FAIRLY PRESENT IN ALL MATERIAL RESPECTS THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS OF THE REGISTRANT OF, AND FOR, THE PERIODS REFERENCED IN THIS FORM S-8;

4. THE REGISTRANT'S OTHER CERTIFYING OFFICERS AND I ARE RESPONSIBLE FOR ESTABLISHING AND MAINTAINING DISCLOSURE CONTROLS AND PROCEDURES (AS DEFINED IN EXCHANGE ACT RULES 13A-14 AND 15D-14) FOR THE REGISTRANT AND HAVE:

A) DESIGNED SUCH DISCLOSURE CONTROLS AND PROCEDURES TO ENSURE THAT MATERIAL INFORMATION RELATING TO THE REGISTRANT, INCLUDING ITS CONSOLIDATED SUBSIDIARIES, IS MADE KNOWN TO US BY OTHERS WITHIN THOSE ENTITIES, PARTICULARLY DURING THE PERIODS REFERENCED IN THIS FORM S-8;

B) EVALUATED THE EFFECTIVENESS OF THE REGISTRANT'S DISCLOSURE CONTROLS AND PROCEDURES AS OF A DATE WITHIN 90 DAYS PRIOR TO THE FILING DATE OF THIS FORM S-8 (THE "EVALUATION DATE"); AND

C) PRESENTED IN THE ANNUAL REPORT REFERENCED HEREIN OUR CONCLUSIONS ABOUT THE EFFECTIVENESS OF THE DISCLOSURE CONTROLS AND PROCEDURES BASED ON OUR EVALUATION AS OF THE EVALUATION DATE;

5. THE REGISTRANT'S OTHER CERTIFYING OFFICERS AND I HAVE DISCLOSED, BASED ON OUR MOST RECENT EVALUATION, TO THE REGISTRANT'S AUDITORS AND THE AUDIT COMMITTEE OF REGISTRANT'S BOARD OF DIRECTORS (OR PERSONS PERFORMING THE EQUIVALENT FUNCTIONS):

A) ALL SIGNIFICANT DEFICIENCIES IN THE DESIGN OR OPERATION IN INTERNAL CONTROLS WHICH COULD ADVERSELY AFFECT THE REGISTRANT'S ABILITY TO RECORD, PROCESS, SUMMARIZE AND REPORT FINANCIAL DATA AND HAVE IDENTIFIED FOR THE REGISTRANT'S AUDITORS ANY MATERIAL WEAKNESSES IN INTERNAL CONTROLS; AND

B) ANY FRAUD, WHETHER OR NOT MATERIAL, THAT INVOLVES MANAGEMENT OR OTHER EMPLOYEES WHO HAVE A SIGNIFICANT ROLE IN THE REGISTRANT'S INTERNAL CONTROLS; AND

6. THE REGISTRANT'S OTHER CERTIFYING OFFICERS AND I HAVE INDICATED IN THE QUARTERLY REPORTS REFERENCED HEREIN WHETHER THERE WERE SIGNIFICANT CHANGES IN INTERNAL CONTROLS OR IN OTHER FACTORS THAT COULD SIGNIFICANTLY AFFECT INTERNAL CONTROLS SUBSEQUENT TO THE DATE OF OUR MOST RECENT EVALUATION, INCLUDING ANY CORRECTIVE ACTIONS WITH REGARD TO SIGNIFICANT DEFICIENCIES AND MATERIAL WEAKNESSES.

DATE: OCTOBER 27, 2004

SIGNATURE:
/S/ RAYMOND DABNEY
RAYMOND DABNEY
PRESIDENT AND CEO

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Exhibit 32

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CERTIFICATION
PURSUANT TO
18
U.S.C. SECTION 1350
AS
ADOPTED PURSUANT TO
SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

IN CONNECTION WITH THE APPLICABLE ANNUAL AND QUARTERLY REPORTS OF XRAYMEDIA, INC., INC., REFERENCED IN THE FORM S-8, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON THE DATE HEREOF (THE "REPORT"), THE UNDERSIGNED, IN THE CAPACITIES AND ON THE DATES INDICATED BELOW, HEREBY CERTIFIES PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, THAT TO THE BEST OF HIS KNOWLEDGE:

1. THE REPORTS FULLY COMPLY WITH THE REQUIREMENTS OF SECTION 13 (A) PR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934; AND

2. THE INFORMATION CONTAINED IN THE REPORTS FAIRLY PRESENTS, IN ALL MATERIAL RESPECTS, THE FINANCIAL CONDITION AND RESULTS OF OPERATION OF THE COMPANY.

OCTOBER 27, 2004

 /S/ RAYMOND DABNEY
RAYMOND DABNEY
CHAIRMAN AND CEO

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EXHIBIT 5

MICHAEL J. MORRISON, ESQ.

OPINION LETTER

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OCTOBER 27, 2004

MR. RAYMOND DABNEY, CEO
XRAYMEDIA, INC.
555 BURRARD STREET, SUITE 900
VANCOUVER, B. C., CANADA V7X1M9

RE: XRAYMEDIA, INC. (THE "COMPANY")

DEAR MR. DABNEY:

YOU HAVE REQUESTED MY OPINION REGARDING ISSUANCE OF CERTAIN SHARES PURSUANT TO THE COMPANY’S "CONSULTANT COMPENSATION PLAN" (THE "PLAN"), SUBJECT OF A FORM S-8 REGISTRATION STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

I HAVE REVIEWED THE RELEVANT DOCUMENTS IN CONNECTION WITH THE PLAN, INCLUDING THE PLAN ITSELF, AND SUCH OTHER CORPORATE DOCUMENTS AS I DEEM NECESSARY AND APPROPRIATE IN CONNECTION WITH THE PLAN. I HAVE ALSO DISCUSSED THE PLAN WITH MANAGEMENT OF THE COMPANY, AND RECEIVED SUCH ASSURANCES FROM THEM AS I DEEM NECESSARY UNDER THE CIRCUMSTANCES.

BASED THEREON, IT IS MY OPINION THAT THE COMPANY MAY ISSUE A TOTAL OF 54,100,000 UNRESTRICTED SHARES OF ITS COMMON STOCK PURSUANT TO THE TERMS OF THE PLAN. WHEN ISSUED, THE SHARES SHALL BE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

THE INFORMATION SET FORTH HEREIN IS EFFECTIVE AS OF THE DATE OF THIS LETTER. I CONSENT TO USE OF THIS LETTER AS AN EXHIBIT TO YOUR S-8 FILING.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MATTER, PLEASE DO NOT HESITATE TO CONTACT ME.

VERY TRULY YOURS,
/S/ MICHAEL J. MORRISON
MICHAEL J. MORRISON, ESQ.

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EXHIBIT 15

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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BEDINGER & COMPANY
1200 CONCORD AVENUE, SUITE 250
CONCORD, CA 94520

OCTOBER 27, 2004

Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, CA 94520

November 2, 2004

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form S-8, dated October 27, 2004, of our report dated March 2, 2004, relating to the financial statements of Xraymedia.com for the years ended December 31, 2003 and 2002.

Bedinger & Company
Certified Public Accountants

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